Exhibit 99

Agreement by and between Progressive Bank, N.A. Wheeling, West Virginia and the Office of the Comptroller of the Currency

AGREEMENT BY AND BETWEEN

Progressive Bank, N.A.

Wheeling, West Virginia

and

The Office of the Comptroller of the Currency

Progressive Bank, N.A., Wheeling, WV (Bank) and the Comptroller of the Currency of the United States of America (Comptroller) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

The Comptroller, through his/her National Bank Examiner, has examined the Bank, and his/her findings are contained in the Report of Examination, dated January 4, 2004 (ROE).

In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (Board), and the Comptroller, through his/her authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

ARTICLE I

JURISDICTION

(1) This Agreement shall be construed to be a “written agreement entered into with the agency” within the meaning of 12 U.S.C. § 1818(b)(1).

(2) This Agreement shall be construed to be a “written agreement between such depository institution and such agency” within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).

(3) This Agreement shall be construed to be a “formal written agreement” within the meaning of 12 C.F.R. § 5.51(c)(6)(ii). See 12 U.S.C. § 1831i.

(4) This Agreement shall be construed to be a “final order” within the meaning of 12 U.S.C. § 1818(u).

(5) All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

Assistant Deputy Comptroller

Office of the Comptroller of the Currency

Pittsburgh Field Office

4075 Monroeville Boulevard, Suite 300

Monroeville, PA 15146

ARTICLE II

COMPLIANCE COMMITTEE

(1) Within ten (10) days, the Board shall appoint a Compliance Committee of at least five (5) directors, of which none shall be employees of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person. Upon appointment, the names of the members of the Compliance Committee shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Agreement.

(2) The Compliance Committee shall meet at least monthly.

(3) Within fifteen (15) days of the appointment of the Committee and every thirty (30) days thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a)	actions taken since the prior progress report to comply with each Article of the Agreement;

(b)	results of those actions; and

(c)	a description of the actions needed to achieve full compliance with each Article of this Agreement.

The progress reports should also include any actions initiated by the Board and the Bank pursuant to the criticisms and comments in the ROE or in any future ROE.

(4) The Board shall forward a copy of the Compliance Committee’s report, with any additional comments by the Board, to the Assistant Deputy Comptroller.

(5) The Assistant Deputy Comptroller has the discretion to amend reporting frequency and content based on the level of bank progress.

ARTICLE III

MANAGEMENT AND BOARD SUPERVISION STUDY

(1) Within forty-five (45) days the Board shall employ an independent outside management consultant.

(2) Prior to the appointment or employment of any consultant or entering into any contract with a consultant, the Board shall submit the name and qualifications of the proposed consultant and the proposed terms of employment to the Assistant Deputy Comptroller for a prior determination of no supervisory objection.

(3) The requirement to submit information and the provision for a prior determination of no supervisory objection in this Article are based on the authority of 12 U.S.C. § 1818(b) and do not require the Comptroller or the Assistant Deputy Comptroller to complete his/her review and act on any such information or authority within ninety (90) days.

(4) Within forty-five (45) days after employment, the Consultant shall complete a study of current management and Board supervision presently being provided to the Bank, the Bank’s management structure, and its staffing requirements in light of the Bank’s present condition. The findings and recommendations of the Consultant shall be set forth in a written report to the Board. At a minimum, the report shall contain:

Board’s Committee Structure

(a)	an analysis of the number of committees and responsibilities assigned to each, with particular emphasis on the Board’s Corporate Governance Committee and its role as an effective tool to supervise and assess Board and management performance;

(b)	the composition of each committee with regard to the number of members, the technical expertise required for each committee, and the qualifications of the current committee members to fulfill the objectives of the committee; and

(c)	specific recommendations to improve the efficiency and responsiveness of each committee.

(d)	Upon completion of the review, a copy of the report shall be forwarded to the Assistant Deputy Comptroller along with a copy of the Board resolution making appropriate adjustments in the committee structure.

Management and Staffing Study

(a) the identification of present and future management and staffing requirements of each area of the Bank, with particular emphasis given to the credit area;

(b) detailed written job descriptions for all executive officers;

(c) an evaluation of each officer’s qualifications and abilities and a determination of whether each of these individuals possesses the experience and other qualifications required to perform present and anticipated duties of his/her officer position; with respect the Chief Executive Officer and Senior Lending Officer, the evaluation should further assess the individuals’ leadership abilities, their ability to effectively manage and evaluate personnel, and their ability to identify, manage, and evaluate the risk in the Bank’s loan portfolio;

(d) recommendations as to whether management or staffing changes should be made, including the need for additions to or deletions from the current management team;

(e) objectives by which management’s effectiveness will be measured and recommendations for the implementation of a performance based compensation program;

(f) a training program to address identified weaknesses in the skills and abilities of the Bank’s staff and management team;

(g) an evaluation of current lines of authority, reporting responsibilities and delegation of duties for all officers, including identification of any overlapping duties or responsibilities;

(h) a recommended organization chart that clearly reflects areas of responsibility and lines of authority for all officers, including the Bank’s president and chief executive officer;

(i) an assessment of the Board’s strengths and weaknesses along with a director education program designed to strengthen identified weaknesses;

(j) an assessment of whether Board members are receiving adequate information on the operation of the Bank to enable them to fulfill their fiduciary responsibilities and other responsibilities under law;

(k) recommendations to expand the scope, frequency and sufficiency of information provided to the Board by management;

(l) an evaluation of the extent of responsibility of current management and/or the Board for present weaknesses in the Bank’s condition; and

(m) recommendations to correct or eliminate any other deficiencies in the supervision or organizational structure of the Bank.

(5) Upon receipt of the study, the Board shall provide the OCC with a copy. Within thirty (30) days of completion of this study, the Board shall develop, implement, and thereafter ensure Bank adherence to a written plan, with specific time frames, that will correct any deficiencies that are noted in the study.

(6) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

(7) Copies of the Board’s written plan and the Compliance Committee’s study shall be forwarded to the Assistant Deputy Comptroller. The Assistant Deputy Comptroller shall retain the right to determine the adequacy of the report and its compliance with the terms of this Agreement, as well as the adequacy of the Board’s written plan. In the event the written plan, or any portion thereof, is not implemented, the Board shall immediately advise the Assistant Deputy Comptroller, in writing, of specific reasons for deviating from the plan.

ARTICLE IV

ACTION PLAN

(1) Within forty-five (45) days of its receipt of the study required by Article III of this Agreement, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written action plan detailing the Board’s assessment of what needs to be done to rectify all weaknesses described in the ROE, specifying how the Board will implement the plan, and setting forth a timetable for the implementation of the plan and individuals responsible for each action.

(2) Upon completion of the plan, the Bank shall submit the plan to the Assistant Deputy Comptroller for review. The Board shall establish appropriate procedures for the implementation of the plan.

(3) In the event the Assistant Deputy Comptroller recommends changes to the action plan, the Board shall immediately incorporate those changes into the plan.

(4) The plan shall be implemented pursuant to the time frames set forth within the plan unless events dictate modifications to the plan. Where the Board considers modifications appropriate, those modifications shall be submitted to the Assistant Deputy Comptroller for prior determination of no supervisory objection.

(5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

ARTICLE V

STRATEGIC PLAN

(1) Within one hundred eighty (180) days, the Board shall revisit and thereafter ensure Bank adherence to the existing strategic plan for the Bank. Specifically, the Board should ensure that the plan, at a minimum, include:

(a)	an evaluation of the Bank’s internal operations, staffing and facilities requirements, Board and management information systems and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives developed under (1)(c) of this Article.

(b)	an action plan to accomplish the objectives and specific action items in the plan, to include assigned responsibilities, required timeframes for completion of each action item, and accountability for completion.

(c)	systems to monitor the Bank’s progress in meeting the plan’s goals and objectives.

(2) Upon adoption, a copy of the plan shall be forwarded to the Assistant Deputy Comptroller for review and approval.

(3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

ARTICLE VI

LOAN PORTFOLIO MANAGEMENT

(1) The Board shall, within ninety (90) days, develop, implement, and thereafter ensure Bank adherence to a written program to improve the Bank’s loan portfolio management. The program shall include, but not be limited to:

(a)	procedures to ensure satisfactory and perfected collateral documentation;

(b)	procedures to ensure that extensions of credit are granted, by renewal or otherwise, to any borrower only after obtaining and analyzing current and satisfactory credit information;

(c)	a process for annual financial and risk reviews by account officers of commercial and commercial real estate loans over $100,000;

(d)	a process for financial and risk reviews by account officers of commercial and commercial real estate loans over $100,000 at least annually or more frequently if necessary;

(e)	a process for quarterly financial and risk reviews by account officers of commercial and commercial real estate loans over $100,000 that are rated Special Mention, Substandard or Doubtful;

(f)	a process for maintaining current and satisfactory credit information on all commercial loans over $100,000;

(g)	procedures to ensure conformance with loan approval requirements and loan covenants;

(h)	a specific action plan to correct any violations of law cited in the Report of Examination;

(i)	procedures to acquire appraisals on real estate collateral in accordance with regulation;

(j)	procedures for reviewing real estate appraisals to ensure compliance with relevant regulation and, that appropriate expertise is used for such reviews. Special emphasis shall be placed on commercial real estate appraisals;

(k)	procedures to ensure conformance with Call Report instructions regarding requirements for placing loans on nonaccrual;

(l)	a performance appraisal process, including performance appraisals, job descriptions, and incentive programs for loan officers, which adequately consider their performance relative to policy compliance, documentation standards, accuracy in credit grading, and other loan administration matters;

(m)	early problem loan identification to assure the timely identification and rating of loans and leases based on lending officer submissions; and

(n)	compliance with the Bank’s lending policies and laws, rules, and regulations pertaining to the Bank’s lending function.

(2) Upon completion, a copy of the program shall be forwarded to the Assistant Deputy Comptroller, who shall have the right to determine the sufficiency of the program.

(3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program and systems developed pursuant to this Article.

ARTICLE VII

CRITICIZED ASSETS

(1) The Bank shall take immediate and continuing action to protect its interest in those assets criticized in the Report of Examination, in any subsequent Report of Examination, by internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination.

(2) Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written program designed to eliminate the basis of criticism of assets criticized in the Report of Examination, in any subsequent Report of Examination, or by any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination as “doubtful,” “substandard,” or “special mention.”

(3) Upon adoption, a copy of the program for all criticized assets or relationships with an aggregate outstanding balance equal to or exceeding One Hundred Fifty Thousand dollars ($150,000) shall be forwarded to the Assistant Deputy Comptroller.

(4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

(5) The Board, or a designated committee, shall conduct a review, on at least a quarterly basis, to determine:

(a)	the status of each criticized asset, criticized portion thereof, or relationships with an aggregate outstanding balance equal to or exceeding One Hundred Fifty Thousand dollars ($150,000);

(b)	management’s adherence to the program adopted pursuant to this Article;

(c)	the status and effectiveness of the written program; and

(d)	the need to revise the program or take alternative action.

(6) A copy of each review shall be forwarded to the Assistant Deputy Comptroller on a quarterly basis.

(7) The Bank may extend credit, directly or indirectly, including renewals, extensions or capitalization of accrued interest, to a borrower whose loans or other extensions of credit are criticized in the Report of Examination, in any subsequent Report of Examination, in any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination and whose aggregate loans or other extensions exceed One Hundred Fifty Thousand dollars ($150,000) only if each of the following conditions is met:

(a)	the Board or designated committee finds that the extension of additional credit is necessary to promote the best interests of the Bank and that prior to renewing, extending or capitalizing any additional credit, a majority of the full Board (or designated committee) approves the credit extension and records, in writing, why such extension is necessary to promote the best interests of the Bank; and

(b)	a comparison to the written program adopted pursuant to this Article shows that the Board’s formal plan to collect or strengthen the criticized asset will not be compromised.

(8) A copy of the approval of the Board or of the designated committee shall be maintained in the file of the affected borrower.

ARTICLE VIII

CAPITAL PLAN AND HIGHER MINIMUMS

(1) The Bank shall achieve by December 31, 2004 and thereafter maintain the following capital levels (as defined in 12 C.F.R. Part 3):

(a)	Tier 1 capital at least equal to thirteen percent (13%) of risk-weighted assets; and

(b)	Tier 1 capital at least equal to seven and one half percent (7.5%) of adjusted total assets.

(2) Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three year capital program. The program should reflect the bank’s strategic plans and shall include:

(a) specific plans for the maintenance of adequate capital including targeted minimums for Tier One Leverage, Tier One Risk Based Capital and Total Risk Based Capital;

(b) projections for growth and capital requirements based upon a detailed analysis of the Bank’s assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

(c) projections of the sources and timing of additional capital to meet the Bank’s current and future needs, if needed;

(d) contingency plans that identify alternative methods;

(e) a dividend policy that permits the declaration of a dividend only:

(i)	when the Bank is in compliance with its approved capital program;

(ii)	when the Bank is in compliance with 12 U.S.C. §§ 56 and 60; and

(iii)	with the prior determination of no supervisory objection by the

Assistant Deputy Comptroller, provided however, that this restriction shall not be applicable to dividend payments to the Bank’s parent company in an amount necessary to service the debt associated with a trust preferred issuance, the terms and conditions of which shall be submitted to the OCC for prior review, issued to satisfy the requirements of Article VIII, paragraph 1 of this Agreement.

(3) Upon completion, the Bank’s capital program shall be submitted to the Assistant Deputy Comptroller for review and prior determination of no supervisory objection.

(4) Upon approval by the Assistant Deputy Comptroller, the Bank shall implement and adhere to the capital program. The Board shall review and update the Bank’s capital program on an annual basis, or more frequently if necessary. Copies of the reviews and updates shall be submitted to the Assistant Deputy Comptroller.

(5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

ARTICLE IX

INTERNAL AUDIT

(1) Within ninety (90) days, the Board shall improve its independent, internal audit program sufficient to:

(a)	detect irregularities in the Bank’s operations;

(b)	determine the Bank’s level of compliance with all applicable laws, rules and regulations;

(c)	evaluate the Bank’s adherence to established policies and procedures;

(d)	identify and report on root cause of any deficiencies to ensure successful remediation

(e)	ensure adequate audit coverage in all areas;

(f)	ensure audit follow-up on any outstanding internally identified issues or prior regulatory or external findings; and

(g)	establish an annual audit plan using a risk based approach sufficient to achieve these objectives.

(2) As part of this audit program, the Board shall evaluate the audit reports of any regulator or third party providing services to the Bank. The Board or Audit Committee shall assess the impact on the Bank of any audit deficiencies cited in such reports, obtain management’s response, and followup to ensure that audit deficiencies have been effective.

(3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

(4) The Board shall ensure that the audit function is supported by an adequately staffed department or outside firm, with respect to both the experience level and number of the individuals employed.

(5) All audit reports shall be in writing. The Board shall ensure that immediate actions are undertaken to remedy deficiencies cited in audit reports, and that auditors maintain a written record describing those actions. This record should include management’s response and timeframes for corrective action.

(6) The audit staff shall have access to any records necessary for the proper conduct of its activities. National Bank Examiners shall have access to all reports and work papers of the audit staff and any other parties working on its behalf.

(7) Upon adoption, a copy of the internal audit program shall be promptly submitted to the Assistant Deputy Comptroller.

ARTICLE X

INTERNAL LOAN REVIEW

(1) Within one hundred twenty (120) days, the Board shall develop a plan to improve the expertise employed to ensure the timely and independent identification of problem loans and leases.

(2) Within one hundred twenty (120) days, the Board shall refine its independent and on-going loan review system to use a loan and lease grading system consistent with the guidelines set forth in Section 215 of the Comptroller’s Handbook for National Bank Examiners.

ARTICLE XI

ADMINISTRATIVE APPEALS AND EXTENSIONS OF TIME

(1) If the Bank determines that an exception to any provision of this Agreement is in the best interests of the Bank, or requires an extension of any time frame within this Agreement, the Board shall submit a written request to the Assistant Deputy Comptroller asking for relief.

(2) Any written requests submitted pursuant to this Article shall include a statement setting forth in detail the special circumstances that prevent the Bank from complying with any provision, that require the Assistant Deputy Comptroller to exempt the Bank from any provision, or that require an extension of any time frame within this Agreement. All such requests shall be accompanied by relevant supporting documentation.

(3) The Assistant Deputy Comptroller’s decision in granting the request is final and not subject to further review.

ARTICLE XII

CLOSING

(1) Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or approval, the Board has the ultimate responsibility for proper and sound management of the Bank.

(2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him/her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(3) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

(4) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

(5) In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a)	authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement;

(b)	require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement;

(c)	follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d)	require corrective action be taken in a timely manner of any non-compliance with such actions.

(6) This Agreement is intended to be, and shall be construed to be, a supervisory “written agreement entered into with the agency” as contemplated by 12 U.S.C. § 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the OCC or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the OCC may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. § 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the OCC has any intention to enter into a contract. The Bank also expressly acknowledges that no OCC officer or employee has statutory or other authority to bind the United States, the U.S. Treasury Department, the OCC, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the OCC’s exercise of its supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his/her hand on behalf of the Comptroller.

/s/ James M. Calhoun	12/15/04
James M. Calhoun	Date
Assistant Deputy Comptroller
Pittsburgh Field Office

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

NAMES:	SIGNATURES:	DATE

Nada Beneke	/s/ Nada Beneke	12/15/04

Clyde Campbell	/s/ Clyde Campbell	12/15/04

Robert Cicogna	/s/ Robert Cicogna	12/15/04

Sylvan (Dick) Dlesk	/s/ Sylvan (Dick) Dlesk	12/15/04

William Fury	/s/ William Fury	12/15/04

Charles Graham	/s/ Charles Graham	12/15/04

Elizabeth Hestick	/s/ Elizabeth Hestick	12/15/04

Robert Hunnell	/s/ Robert Hunnell	12/15/04

J. Burton Hunter	/s/ J. Burton Hunter	12/15/04

Jim Inman	/s/ Jim Inman	12/15/04

Laura Inman	/s/ Laura Inman	12/15/04

Tulane Mensore	/s/ Tulane Mensore	12/15/04

Clark Morton	/s/ Clark Morton	12/15/04

Thomas Noice	/s/ Thomas Noice	12/15/04

Edward Offe	/s/ Edward Otte	12/15/04

William Petroplus	/s/ William Petroplus	12/15/04

David Rexford	/s/ David Rexroad	12/15/04

Dale Riggs	/s/ Dale Riggs	12/15/04

Thomas Sable	/s/ Thomas Sable	12/15/04

Douglas Stalnaker	/s/ Douglas Stalnaker	12/15/04